Exhibit 10.1

BILL OF SALE AND ASSIGNMENT AGREEMENT

DATED AS OF AUGUST 7, 2007

BETWEEN

COOPERSURGICAL, INC.

AND ATRICURE, INC.

2

BILL OF SALE AND ASSIGNMENT AGREEMENT dated as of August 7, 2007 (this “AGREEMENT”), between COOPERSURGICAL, INC., a Delaware corporation (“Cooper”), and ATRICURE, INC., a Delaware corporation (“AtriCure”).

Cooper owns the Frigitronics® CCS-200 product line (the “PRODUCT LINE”) for use in cardiovascular cryosurgery consisting of the CCS-200 cardiovascular cryosurgery unit item P3050 (the “CONSOLE”) and CCS-200 cardiovascular probes (the “PROBES” and, together with the CONSOLE, the “PRODUCTS”) and other assets related to the PRODUCTS. The development, manufacture, sales and distribution of the PRODUCTS is referred to herein as the “BUSINESS.” AtriCure wishes to acquire and Cooper wishes to sell and assign to AtriCure all of Cooper’s right, title and interest in and to the PRODUCT LINE (the “SALE”).

Pursuant to the terms of this Agreement, Cooper will continue to manufacture, supply and deliver the PRODUCTS to AtriCure (the “MANUFACTURING SERVICES”) for a period of time, and subsequent thereto Cooper will deliver to AtriCure remaining inventory and machinery and equipment as provided in this Agreement.

ACCORDINGLY, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Defined Terms.

Certain capitalized terms used in this Agreement are defined on Annex I attached hereto.

Section 2. Sale and Delivery of Assets.

(a) On the terms and subject to the conditions contained in this Agreement, Cooper hereby sells, transfers, conveys and irrevocably assigns to AtriCure, free and clear of all Encumbrances, and AtriCure hereby purchases and acquires from Cooper, all of Cooper’s right, title and interest in, to and under the following assets, properties, interests in properties and rights of Cooper, whether tangible or intangible, which are solely related to the Product Line, as the same exists on the date hereof (each of the following to constitute a “PURCHASED ASSET”):

(i) the PRODUCTS listed on Schedule A of this Agreement;

(ii) all manufacturing, production, maintenance, packaging and/or testing machinery and equipment, tools, dies, jigs, patterns, gauges (together with all spare and maintenance parts) solely used in or solely relating to the manufacture of the PRODUCTS, including those listed on Schedule B of this Agreement (collectively, “MACHINERY AND EQUIPMENT”);

(iii) all inventory, raw materials, components, work-in-progress, spare parts, packaging materials and stores and supplies relating solely to the PRODUCT LINE, including those listed on Schedule C of this Agreement (collectively, the “INVENTORY”);

(iv) Intentionally Deleted.

(v) the books, records and files (including computer files and electronic media) correspondence, supplies and customer and account records and information, sales records and instruction and service manuals and bulletins, and blue prints, drawings and other technical papers and specifications, records and files exclusively concerning the PRODUCT LINE including those related to the FDA and other GOVERNMENTAL ENTITIES in the United States and in other jurisdictions, quality control records, training materials, product bulletins, product information booklets, inventory records, sales, customer, vendor and purchase history (including, as previously delivered to Atricure, a complete list of all customers that have purchased PRODUCTS during the last five years, the type of PRODUCTS purchased by such customers and the address to which Cooper shipped such PRODUCTS) related solely to the PRODUCT LINE (i.e., excluding all information of Cooper relating to any other products, lines of business or operations) in computer and other formats, all technical manuals and other documents necessary to the use of the PRODUCTS including the production of the PRODUCTS by Cooper and the conduct of business by Cooper related to the PRODUCT LINE (Cooper having the right to retain copies or to retain originals and give AtriCure copies) (collectively, the “BOOKS AND RECORDS”);

(vi) subject to Section 3(b), all warranties and guarantees received from vendors, suppliers and manufacturers of the PRODUCTS and raw materials and components thereof, including those listed on Schedule D (the “Assigned Warranties”);

(vii) all transferable federal, state, local and foreign governmental registrations, approvals and licenses relating solely to the PRODUCTS, including those listed on Schedule E of this Agreement (the “Transferable Approvals”); and

(viii) all purchase orders, forms, labels, shipping materials, catalogs, brochures, art works, photographs and advertising, sales and promotional materials relating solely to the PRODUCT LINE, as the same shall exist on the date hereof.

(b) Transfer of title and delivery:

(i) Cooper is hereby transferring title to all PURCHASED ASSETS to AtriCure on the date hereof;

(ii) Intentionally Deleted.

(iii) During the MANUFACTURING TERM Cooper shall retain physical possession of the PURCHASED ASSETS specified in Sections 2(a)(ii), 2(a)(iii), and 2(a)(viii) in order to perform MANUFACTURING SERVICES for AtriCure. Cooper will deliver these PURCHASED ASSETS (including any and all then existing component and sub-assembly INVENTORY) to AtriCure at AtriCure’s expense promptly after the completion of the MANUFACTURING SERVICES (within 15 days).

(iv) Prior to or during the Manufacturing Term, Cooper shall deliver to Atricure the PURCHASED ASSETS specified in Section 2(a)(v).

(v) Without limiting Section 9(d), risk of loss of the PURCHASED ASSETS listed in 2(a)(ii) and (iii) shall pass to AtriCure on the date of this Agreement. Risk of loss of any other physical Purchased Assets shall pass to AtriCure at the time the assets are delivered to AtriCure as provided in Section 2(b).

(c) MANUFACTURING SERVICES:

(i) During the MANUFACTURING TERM, Cooper shall manufacture, supply and deliver the CONSOLES and PROBES to AtriCure as set forth below. The CONSOLES and the PROBES shall be manufactured by Cooper in the same manner as they were manufactured by Cooper before Closing and shall, accordingly, be substantially identical to those heretofore manufactured for AtriCure. Cooper shall supply PRODUCTS exclusively to AtriCure and Cooper shall not manufacture or sell any PRODUCTS to any other Person:

(A) Cooper shall manufacture and supply for AtriCure a total of twenty (20) CONSOLES. Beginning in September 2007, CONSOLES shall be delivered to AtriCure at the rate of 5 CONSOLES per month (each such monthly shipment referred to as a “CONSOLE DELIVERY”) in accordance with Schedule G hereto.

(B) Cooper shall manufacture and supply for AtriCure a total of forty (40) 3011 PROBES (each a “3011 PROBE”). Beginning in September 2007, the 3011 PROBES shall be delivered to AtriCure at the rate of ten (10) 3011 PROBES per month (each such monthly shipment referred to as a “PROBE DELIVERY”) in accordance with Schedule H hereto.

(ii) Products shipped under sections 2(c)(i)(A) and (B) shall be shipped F.O.B. Cooper’s Facility. The shipper shall be designated by AtriCure or, in the absence of such designation, by Cooper;

(d) Packaging. Cooper shall package and label Products and Product literature in the same manner as it has prior to Closing packaged and labeled Products and Product literature sold to AtriCure. AtriCure may, however, change by reasonable notice to Cooper during the Manufacturing Term specifications for packaging and labels for Products and identifying logos on Product literature. AtriCure shall pay to Cooper the reasonable out-of-pocket cost of any changes made by AtriCure from Cooper’s existing packaging, labels and Product literature and any additional reasonable out-of-pocket cost incurred by Cooper to produce the changed packaging, labels and Product literature requested by AtriCure. Cooper shall bill AtriCure for such costs and AtriCure shall pay the amount billed within 30 days after receipt of the bill.

(e) After the end of the MANUFACTURING TERM, AtriCure will be responsible for acquiring raw material and component inventory for any PRODUCTS that it desires in excess of the PRODUCTS Cooper is to deliver to AtriCure pursuant to Section 2(c).

Section 3. Instruments of Conveyance and Transfer, etc.

(a) Cooper shall execute and deliver such instruments and documents, take such steps and otherwise cooperate as AtriCure may reasonably request to transfer title to the PURCHASED ASSETS to AtriCure and to put AtriCure in possession and operating control of the PURCHASED ASSETS at the times provided for in this Agreement.

(b) Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to sell, transfer or assign any Assigned Warranty (or any claim or right or any benefit arising thereunder or resulting therefrom), if the attempted transfer or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way adversely affect the rights of AtriCure or Cooper. During the Manufacturing Term, Cooper shall use its commercially reasonable efforts to obtain the consent of the other party to any Assigned Warranty to the transfer or assignment thereof to AtriCure in all cases in which such consent is required for the transfer or assignment of any such Assigned Warranty. Pending the receipt of any such consent, Cooper shall use its commercially reasonable efforts to provide for AtriCure the benefits of such Assigned Warranty, including (a) adherence to reasonable procedures established by Atricure for the immediate transfer to AtriCure of any payments, funds or other benefits or assets received by Cooper thereunder and (b) enforcement for the benefit of AtriCure of any and all rights of Cooper thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

Section 4. Excluded Assets.

For the avoidance of doubt, except as set forth in this Agreement, Cooper is retaining the FRIGITRONICS® trademark (the “LICENSED MARK”) and rights, if any, to CCS-200 to identify Products in the Product Line and any and all assets that do not solely relate to the PRODUCT LINE or the PRODUCTS, including assets relating to the Frigitronics® CE-2000 product line for use in ophthalmology. Cooper is also retaining all accounts receivable, cash deposits, prepaid assets, phone numbers, websites and books of original entry related to the PRODUCT LINE, rights to refunds from suppliers to Cooper of inventory of the PRODUCTS and components thereof and assets that relate both to the PRODUCTS or the PRODUCT LINE and to other products manufactured, sold or distributed by Cooper.

Section 5. Assumed Liabilities.

(a) On the terms and subject to the conditions contained in this Agreement, upon termination of the MANUFACTURING TERM, AtriCure shall perform all warranty repair and replacement services (“WARRANTY SERVICES”) that Cooper is obligated to perform in respect of all PRODUCTS sold by Cooper prior to the Closing Date.

(b) Except as provided herein, AtriCure shall assume no other LIABILITY of Cooper, including any liability for personal injury arising from the manufacture or sale of Products by Cooper prior to the Closing Date (the “EXCLUDED LIABILITIES”).

Section 6. Trademark License.

(a) Cooper hereby grants to AtriCure a fully paid up, irrevocable, royalty-free, non-transferable, limited worldwide license (the “LICENSE”) to utilize only for a period of no more than four years from the Manufacturing Termination Date and not thereafter the LICENSED MARK and the letters and numbers CCS-200 solely in connection with the promotion, manufacture and sale of the Enhanced Product Line. The License is exclusive (including as to Cooper) solely in the field of cardiac cryosurgery. The License does not permit AtriCure to use the Licensed Mark or CCS-200 in any other field or in any manner not expressly specified for in the License. The Licensed Mark will continue to be used by Cooper, and Cooper may also permit others to use the Licensed Mark, for products and services (including cryosurgery products) other than those products and services used for cardiac cryosurgery. Cooper may also continue to use CCS-200 for products and services other than products and services used for cardiac cryosurgery. The License is granted subject to the terms and conditions set forth in this Agreement and subject to Cooper’s quality control described in (d) below.

(b) The LICENSED MARK shall always be used as a trademark.

(c) AtriCure shall not:

(i) sublicense or transfer the LICENSED MARK or CCS-200 or variations thereof to any third party or permit any Person other than AtriCure to use the Licensed Mark or CCS-200 except on the Enhanced Product Line and material such as instructional and marketing material connected with the Enhanced Product Line that is supplied by AtriCure and that otherwise conforms with the requirements of this Section 6;

(ii) attempt to register any mark including or consisting of the LICENSED MARK or CCS-200, or any variation thereof, or anything confusingly similar thereto as a trademark, service mark, business name, or domain name;

(iii) use the Licensed Mark or CCS-200 independent of the word “AtriCure” and, when so used, keep the Licensed Mark and CCS-200 smaller than AtriCure as provided in (g) below; or

(iv) use the Licensed Mark or CCS-200 in any manner that would jeopardize Cooper’s rights in the LICENSED MARK or CCS-200.

(d) Atricure shall use the LICENSED MARK and CCS-200 only as provided in this Agreement and in a format and manner consistent with the quality and prestige associated with the LICENSED MARK. AtriCure may use the LICENSED MARK and CCS-200 only so long as the quality of the products in the Enhanced Product Line that are identified with the Licensed Mark and CCS-200 is at least equal to the quality of such goods in workmanship and materials rendered or performed prior to the date hereof by Cooper and only so long as the other materials related to such products on which AtriCure may use the Licensed Mark and CCS-200 are consistent with such quality. The manufacturing, packaging, storage, shipment, marketing, promotion, advertising and distribution by AtriCure of all such products bearing the LICENSED MARK and CCS-200 shall be in accordance with all applicable federal, state and local laws and regulations. Cooper may at any time during the term of the License on reasonable notice to AtriCure inspect the facilities of AtriCure in which the products are manufactured and the materials on which the Licensed Mark and CCS-200 appear to monitor the quality of the products and other materials on which the Licensed Mark and CCS-200 appear, and AtriCure shall provide Cooper with such access to such facilities and copies of such materials.

(e) In the event AtriCure learns of any infringement of Atricure’s rights in the Licensed Mark or CCS-200, it shall promptly notify Cooper in writing of such unauthorized use, and Cooper shall do likewise (the date of any such notification being the “Infringement Notice Date”).

(f) AtriCure shall notify Cooper if Atricure has ceased using the Licensed Mark and CCS-200 at any time prior to the fourth anniversary of the Manufacturing Termination Date. The License shall terminate on the earlier of the fourth anniversary of the Manufacturing Termination Date or the date that AtriCure notifies Cooper that AtriCure has ceased using the Licensed Mark and CCS-200. Cooper may also terminate the LICENSE, effective immediately upon receipt of notice, if any of the following events occur: (i) AtriCure goes into liquidation, is the subject of a case in bankruptcy, is declared insolvent by a court of competent jurisdiction, or has assigned its assets for the benefit of creditors or (ii) AtriCure breaches any of the provisions set forth in this Section 6 of this Agreement and fails to cure the same within 30 days after receipt of notice to cure from Cooper. Upon termination of the LICENSE, all rights granted to AtriCure hereunder shall revert to Cooper, and AtriCure shall immediately either destroy all products and other materials containing the LICENSED MARK and CCS-200, or any related mark, or mark confusingly similar thereto. AtriCure shall at Cooper’s request certify to Cooper that such destruction has occurred.

(g) All products in the Enhanced Product Line manufactured and sold by AtriCure after the termination of the MANUFACTURING TERM that include the Licensed Mark shall be marked with both the Licensed Mark and AtriCure names, the Licensed Mark and CCS-200 in all cases to be displayed at a size and prominence of 50 percent or less of the respective size and prominence of the AtriCure name. All other materials used by AtriCure that relate to such products, including written materials and materials transmitted electronically or through other media, that include the Licensed Mark or CCS-200 shall include both the Licensed Mark (and CCS-200) and AtriCure, the Licensed Mark and CCS-200 in all cases to be displayed at a size and prominence of 50 percent or less of the size and prominence of the AtriCure name. AtriCure shall not be required to modify any inventory manufactured by Cooper under this Agreement to comply with the foregoing.

(h) In the event and to the extent that the manufacture, promotion or sale of the products in the Enhanced Product Line by AtriCure in accordance with the terms of this Agreement would infringe any patent or intellectual property other than the LICENSED MARK or CCS-200 owned or controlled by Cooper as of the Closing Date, Cooper hereby irrevocably waives and releases each and any claim or cause of action arising out of such infringement.

(i) The following terms shall govern claims relating to infringement referred to in Section 6(e) above:

(i) Bringing of Suit. In the event of any such suspected infringement:

(A) First Right. Cooper shall have the first right to file suit against any such allegedly infringing party.

(B) Secondary Right. In the event that Cooper fails to commence, within ninety (90) days after the Infringement Notice Date, a lawsuit regarding such alleged infringement, Atricure shall have the right to prosecute such a lawsuit.

(ii) Cooperation; Joinder.

(A) Control. The party undertaking the lawsuit under Section 6(i)(i) shall have the right to control such action.

(B) Cooperation. Each party shall cooperate, in all reasonable respects, with the other party in any lawsuit brought by the other party under Section 6(i)(i).

(C) Information. The controlling party shall, on a continuous basis, (i) keep the other party apprised of all material aspects thereof and consult with the other party concerning the conduct thereof; and (ii) forward to the other party any and all material documents (including pleadings, interrogatories, deposition transcripts and communications), relating to the lawsuit, as may be requested by the other party (except to the extent that the same would involve a waiver of the attorney-client privilege with respect to the material so requested).

(D) Counsel. The other party shall have the right, at its expense, to employ separate counsel and fully participate in (but not control) the conduct of the lawsuit.

(E) Compulsory Joinder. The controlling party shall have the right to cause the other party to join (i.e., become a party to) any lawsuit contemplated by Section 6(i)(i) provided that (i) the joinder of the other party is mandatory in order for the claims being asserted by the controlling party to proceed under applicable Law and (ii) the controlling party shall promptly reimburse the party so joined for all its reasonable and documented out-of-pocket costs incurred in connection with participating as a party to such lawsuit.

(F) Voluntary Joinder. The non-controlling party shall, in addition, have the right to join any lawsuit contemplated by Section 6(i)(i) as a party thereto, and to participate accordingly, at its own expense.

(iii) Settlement. The party controlling any lawsuit described in Section 6(i)(i) may not settle such lawsuit without the express written consent of the non-controlling party, such consent not to be unreasonably withheld or delayed.

(iv) Damages.

(A) Definitions. For purposes of this Agreement:

(i) “Infringement Costs” shall mean any out-of-pocket expenses (including attorneys’ fees) incurred by the controlling party in connection with any action referred to in Section 6(i)(i);

(ii) “Infringement Damages” shall mean any amounts representing compensation for lost sales, royalties or profits, or any other damages, incurred by a party as a result of infringement of its rights.

(B) Allocation. Unless otherwise mutually agreed by the parties, all monies recovered upon the final judgment or settlement of any lawsuit described in Section 6(i)(i) shall be allocated:

(i) first, to reimburse the controlling party for its Infringement Costs relating to the action;

(ii) second, to the parties to the action (i.e., Cooper and/or Atricure, as the case may be), on a pro rata basis (if there shall have been more than one such party to the action) to the extent of (and with such proration based upon) any Infringement Damages incurred by them as a result of the infringement (provided, however, that a party who shall have been joined in the action only pursuant to Section 6(i)(i)(E) shall not be entitled to share in Infringement Damages); and

(iii) third, to the controlling party.

Section 7. Warranty and Replacement Service.

(a) Cooper shall provide during the MANUFACTURING TERM and not thereafter WARRANTY SERVICES for PRODUCTS, whether sold by Cooper prior to the date of this Agreement (including those sold to Atricure) or by AtriCure thereafter (including those purchased from Cooper). Cooper expressly warrants that all PRODUCTS supplied by it under this Agreement shall be substantially identical to, the PRODUCTS purchased by Atricure from Cooper prior to the Closing Date, (ii) manufactured in accordance with all applicable Laws, (iii) shall be merchantable, fit for the purpose for which they were designed and (iv) free from defects in materials and workmanship. The foregoing warranty (the “PRODUCT WARRANTY”) shall be effective for the same period of time as the warranty provided by Cooper to AtriCure for Products sold by Cooper to AtriCure prior to the date of this Agreement. THE WARRANTIES IN THIS SECTION 7(a) ARE IN LIEU OF, AND EXCLUDE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN. THE OBLIGATION TO REPAIR OR REPLACE PROVIDED FOR IN SECTION 7(b) IS THE SOLE REMEDY FOR BREACH OF THE PRODUCT WARRANTY UNDER THIS AGREEMENT. COOPER WILL NOT IN ANY EVENT UNDER THIS WARRANTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR DAMAGE TO PROPERTY. IN NO EVENT SHALL THE RESPONSIBILITY AND LIABILITY OF COOPER IN CONNECTION WITH A BREACH OF THE PRODUCT WARRANTY BE GREATER THAN COOPER’S DISTRIBUTOR PRICE FOR THE PRODUCTS.

(b) Subject to Section 7(d), AtriCure shall notify Cooper in writing of any nonconforming PRODUCT received from any AtriCure customer or discovered by AtriCure and shall return it to Cooper F.O.B. AtriCure’s or customer’s facility in the United States after receipt of a return authorization (“RA”) from Cooper. Cooper shall not unreasonably withhold issuance of an RA. Cooper shall replace or repair the non-conforming unit as soon as practicable (but in any event within 30 days after Cooper’s receipt of such unit) and shall return the replaced PRODUCT to or as directed by AtriCure F.O.B. destination, at the expense of Cooper.

(c) At the request of AtriCure, Cooper shall provide during the MANUFACTURING TERM non-warranty repair service for PRODUCTS which are manufactured by Cooper at Cooper’s standard charges for repairs.

(d) Notwithstanding b and c. of this Section 7, Cooper’s obligations under this Agreement to provide WARRANTY SERVICES shall cease with respect to PRODUCTS at the end of the MANUFACTURING TERM and thereafter AtriCure shall provide all Warranty Services for products in the Enhanced Product Line, including Warranty Services assumed by AtriCure under Section 5(a).

Section 8. Manufacturing Equipment.

(a) Until Cooper has completed the Manufacturing Services, AtriCure shall permit Cooper to use the manufacturing equipment which belongs to AtriCure and was purchased hereunder (the “Manufacturing Equipment”) for the supply of Products to AtriCure under this Agreement. THE MANUFACTURING EQUIPMENT IS BEING USED BY COOPER “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND FROM ATRICURE. Cooper shall use the Manufacturing Equipment in accordance with its pre-Closing practices. Cooper shall, at its own expense, maintain such equipment in working condition and in good repair, including providing replacement parts, which shall become part of the Manufacturing Equipment. After the completion of the Manufacturing Services, Cooper shall deliver or cause to be delivered to or at the direction of AtriCure , the Manufacturing Equipment in working condition and good repair. Delivery shall be F.O.B. Cooper’s Facility. Cooper shall, at AtriCure’s expense, pack the Manufacturing Equipment for shipment. AtriCure shall pay Cooper the reasonable amount billed for such packing within 15 days after being invoiced therefor.

(b) Cooper shall notify AtriCure if an item of Manufacturing Equipment cannot be repaired, but must, in Cooper’s judgment, be replaced to continue to operate. Cooper shall provide AtriCure with information reasonably required by AtriCure to determine if AtriCure wishes to replace such item at AtriCure’s expense, including the price, delivery schedule of replacement equipment and any alternatives to replacement of the equipment which may be available in order for Cooper to maintain its supply to AtriCure of Product under this Agreement; provided, however, that in the event that the need for repair arose from Cooper’s negligence or other wrongful conduct (including failure to maintain the same in accordance with this Agreement), any repair or replacement shall be at Cooper’s expense. Cooper shall comply with AtriCure’s instructions concerning such item. Any such equipment replaced at AtriCure’s expense (or, under the conditions described above, at Cooper’s expense) shall become Manufacturing Equipment.

Section 9. Damage and Insurance.

(a) Cooper shall promptly notify AtriCure if the facility of Cooper in Trumbull, Connecticut which the Products are manufactured (“Cooper Facility”) is damaged in any manner which will adversely affect Cooper’s ability to manufacture Products pursuant to this Agreement. Such notice will include a description of the damage, the estimated impact of the damage on Cooper’s ability to so manufacture Products and the estimated time to repair the damage sufficiently to enable Cooper to perform its obligations under this Agreement.

(b) AtriCure shall insure the Manufacturing Equipment held by Cooper at the Cooper Facility and the inventory of Products purchased by AtriCure under this Agreement against loss or damage by fire, lightning and other casualty.

(c) Cooper shall insure Cooper’s property in the Cooper Facility against loss or damage by fire, lightning and other casualty and the Cooper employees performing the Manufacturing Services against risks normally insured against by a Person conducting the same business as Cooper, in each case consistent with the practices of Cooper prior to the Closing.

(d) With respect to all items of tangible personal property (other than the Manufacturing Equipment) possession of which is maintained by Cooper pursuant to this Agreement subsequent to the Closing Date, Cooper shall maintain such personal property in the same condition as it was in on the date of this Agreement (normal wear and tear excepted).

Section 10. Purchase Price.

(a) AtriCure, in consideration for the sale of the PURCHASED ASSETS and the License granted to AtriCure hereunder, shall pay to Cooper $3,661,536 (the “Purchase Price”). AtriCure shall pay to Cooper $3,244,244 of that amount in immediately available funds on the date hereof (the “INITIAL PAYMENT”) and, on the third Business Day following the Manufacturing Termination Date, AtriCure shall pay to Cooper in immediately available funds the balance of US $417,292 (the “DEFERRED PAYMENT)”. The DEFERRED PAYMENT shall be evidenced by an interest bearing Promissory Note in the form attached hereto as Exhibit 1.

(b) The PURCHASE PRICE shall be allocated to the PURCHASED ASSETS in accordance with a reasonable allocation prepared by Cooper and delivered to AtriCure within ninety (90) days of the Closing Date (the “STATEMENT OF ALLOCATION”). AtriCure shall not take a position on any tax return or with any tax authority that is inconsistent with the STATEMENT OF ALLOCATION. Within ten (10) days of the receipt by AtriCure of the STATEMENT OF ALLOCATION, AtriCure shall, subject to the foregoing:

(i) complete and execute Forms 8594 Asset Acquisition Statement Under Section 1060 of the Internal Revenue Code of 1986, as amended, consistent with the STATEMENT OF ALLOCATION; and

(ii) deliver copies of such forms to Cooper.

Cooper and AtriCure shall each file a copy of the above-referenced forms with its respective tax returns for the period which includes the Closing date.

(c) For purposes of this Agreement, the termination of the Manufacturing Term (the date of such termination being the “Manufacturing Termination Date”) shall be deemed to have occurred on that date on which all of the following shall have occurred:

(i) completion, in all material respects, of the MANUFACTURING SERVICES; and

(ii) delivery to Atricure of all material tangible personal property included in the PURCHASED ASSETS.

Section 11. Non Compete

AtriCure and Cooper shall each execute on the date hereof a non-competition agreement substantially in the form of Exhibit 2 hereto (the “NON-COMPETITION AGREEMENT”).

Section 12. Access; Manufacturing Know-How.

(a) Cooper shall exercise its commercially reasonable efforts to impart to AtriCure (whether by discussion, download of software or databases, preparation and delivery of hard-copy or other reasonable means) such information as may be reasonably relevant or helpful to AtriCure to acquire the ability to manufacture the PRODUCTS.

(b) The parties intend that AtriCure will during the MANUFACTURING TERM acquire the ability to itself manufacture the PRODUCTS. Cooper is delivering to AtriCure under the terms of this Agreement, information about suppliers of PRODUCTS and components thereof and, technical specifications, drawings, marketing materials, sales information, service information and other materials necessary to manufacture the PRODUCTS (the “OPERATING INSTRUCTIONS”). To further facilitate AtriCure’s manufacture of the PRODUCTS, during the MANUFACTURING TERM and for 6 months thereafter, Cooper shall, at no cost to AtriCure, provide to AtriCure know-how related to the manufacture of the PRODUCTS by making its personnel available to AtriCure personnel at the Cooper Facility and for communications by telephone and email during business hours (9:00 a.m. to 5:00 p.m.) on Business Days. Without limiting the foregoing, Atricure’s personnel may, on not less than two (2) Business Days’ notice to Cooper, be present at Cooper’s manufacturing facility at any time during Cooper’s business hours to monitor Cooper’s operation and performance of the MANUFACTURING SERVICES, including, but not limited to, videotaping Cooper’s performance of the MANUFACTURING SERVICES. Subject to Cooper’s reasonable business requirements, during the MANUFACTURING

TERM and the six month period immediately thereafter, Cooper shall make its personnel available to AtriCure at AtriCure’s facility at Cooper’s fully loaded per diem cost for such employees, determined under generally accepted accounting principles, as consistently applied by Cooper, for any day or partial day that such employees are traveling to or from or are at AtriCure’s facility. In the event that Cooper personnel travel to AtriCure to provide consulting services, AtriCure shall reimburse Cooper for all reasonable travel and other out-of-pocket expenses incurred by Cooper in connection with such travel using the same standards used by Cooper for travel by such employees (i.e., first class or economy air travel, quality of hotels, etc.).

Section 13. Representations, Warranties and Covenants of Cooper.

As a material inducement to AtriCure to enter into and perform its obligations under this Agreement, Cooper represents and warrants to AtriCure as follows:

(a) Cooper is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Cooper has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Cooper’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Cooper and is the valid and binding obligation of Cooper enforceable against it in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by Cooper will not (x) violate any provision of the documents pursuant to which Cooper was organized or which govern its existence, (y) violate, conflict with or result in the breach of or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any provision of any indenture, loan agreement or other agreement or instrument to which Cooper is a party or by which its properties or assets are bound, which would have an adverse affect on Cooper’s ability to perform its duties and obligations under this Agreement, or (z) violate any Law, applicable to Cooper or its properties or assets, which would have an adverse affect on Cooper’s ability to perform its duties and obligations under this Agreement.

(d) No litigation, arbitration, governmental or other proceeding or investigation is pending or, to Cooper’s knowledge, threatened with respect to Cooper or its properties, assets or business that can reasonably be expected to interfere with Cooper’s execution, delivery and performance of this Agreement. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Government Entity or tribunal, or any third Person (including shareholders), is required for Cooper to execute, deliver and perform this Agreement, except such that have been obtained, given or made (as the case may be).

(e) There are no royalties, honoraria, fees or other payments payable by Cooper to any Person by reason of the ownership, use, license, sale or disposition of the PRODUCT LINE.

(f) Cooper has good title to all PURCHASED ASSETS free and clear of all ENCUMBRANCES, of any kind or character, except for PERMITTED ENCUMBRANCES. Except for inventory and supplies in transit in the ordinary course of business of the BUSINESS, all tangible personal property included in the PURCHASED ASSETS is located at the Cooper Facility.

(g) Intentionally Deleted.

(h) Cooper has not received from any Person in the past five years any written notice, charge, complaint, claim or assertion and there is currently no pending litigation alleging that the manufacture, sale or promotion of the PRODUCTS (including the use of the LICENSED MARK and CCS-200) interferes with, infringes upon, misappropriates or conflicts with the rights of any other Person, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use.

(i) Cooper has not sent to any Person in the past five years any written notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with Cooper’s rights to the LICENSED MARK or CCS-200, by such other Person or any acts of unfair competition by such other Person relating to the Products and Cooper is not currently prosecuting any such claim or suit.

(j) To the knowledge of Cooper, neither (i) the exercise by AtriCure of the License in and to the LICENSED MARK nor (ii) the promotion, manufacture and sale of the PRODUCTS, infringes upon the intellectual property rights of any third party.

(k) After Closing, the MACHINERY AND EQUIPMENT will not be at any time used or operated by Cooper other than for the performance of the MANUFACTURING SERVICES or upon the request of AtriCure.

(l) Neither Cooper nor any Affiliate of Cooper nor any of the respective officers, directors, stockholders or employees of any of them has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

(m) The OPERATING INSTRUCTIONS contain all information necessary to enable a reasonable person to assemble and install the Machinery and Equipment and engage in the manufacture of PRODUCTS identical to those PRODUCTS which Atricure has heretofore purchased from Cooper.

(n) All assets assigned to Atricure under Section 2(a)(ii) are, on the date hereof, in working order and good repair.

(o) The customer list, described in Section 2(a)(v), which was previously delivered to Atricure is correct and complete in all material respects.

(p) Set forth on Schedule D is a true and correct list of all the Assigned Warranties. Cooper has previously delivered to Atricure true and correct copies of all Assigned Warranties.

Cooper makes no other representations or warranties with respect to the INTELLECTUAL PROPERTY RIGHTS, the PURCHASED ASSETS or the PRODUCT LINE, and, except for the representations and warranties in this Agreement, THE PURCHASED ASSETS ARE SOLD, CONVEYED, TRANSFERRED AND ASSIGNED TO ATRICURE “AS IS.” THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF, AND EXCLUDE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 14. Representation and Warranties of AtriCure.

As a material inducement to Cooper to enter into and perform its obligations under this Agreement, AtriCure represents and warrants to Cooper as follows:

(a) AtriCure is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) AtriCure has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. AtriCure’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by AtriCure and is the valid and binding obligation of AtriCure enforceable against it in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by AtriCure will not (x) violate any provision of the documents pursuant to which AtriCure was organized or which govern its existence, (y) violate, conflict with or result in the breach of or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any provision of any indenture, loan agreement or other agreement or instrument to which AtriCure is a party or by which its properties or assets are bound, which would have an adverse affect on AtriCure’s ability to perform its duties and obligations under this Agreement, or (z) violate any Law, applicable to AtriCure or its properties or assets, which would have an adverse affect on AtriCure’s ability to perform its duties and obligations under this Agreement.

(d) No litigation, arbitration, governmental or other proceeding or investigation is pending or, to AtriCure’s knowledge, threatened with respect to AtriCure or its properties, assets or business that can reasonably be expected to interfere with AtriCure’s execution, delivery and performance of this Agreement. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Government Entity or tribunal, or any third Person (including shareholders), is required for AtriCure to execute, deliver and perform this Agreement, except such that have been obtained, given or made (as the case may be).

(e) Neither AtriCure nor any affiliate of AtriCure nor any of the respective officers, directors, stockholders or employees of any of them has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

Section 15. Indemnification.

(a) Indemnification Generally; Etc.

(i) Subject to the further terms of this Section 15, the COOPER INDEMNIFYING PERSONS shall indemnify the ATRICURE INDEMNIFIED PERSONS for, and hold each of them harmless from and against, any and all ATRICURE LOSSES arising from or in connection with any of the following:

(A) the untruth, inaccuracy or breach of any representation or warranty of Cooper contained in Section 13;

(B) the breach of any agreement or covenant of Cooper contained in this Agreement (including the Schedules and the Exhibits attached hereto); and

(C) the EXCLUDED LIABILITIES.

(ii) Subject to the further terms of this Section 15, the ATRICURE INDEMNIFYING PERSONS shall indemnify the COOPER INDEMNIFIED PERSONS for, and hold each of them harmless from and against, any and all COOPER LOSSES arising from or in connection with any of the following:

(A) the untruth, inaccuracy or breach of any representation or warranty of AtriCure contained in Section 14;

(B) the breach of any agreement or covenant of AtriCure contained in this Agreement (including the Schedules and the Exhibits attached hereto);

(C) any and all ASSUMED LIABILITIES; and

(D) all LIABILITIES (contingent or otherwise and including LIABILITY for response costs, personal injury, property damage or natural resource damage), which arise out of the manufacture, sale or promotion of the PRODUCTS by AtriCure after the Closing date that are not Excluded Liabilities.

(b) Assertion of Claims; Right of Setoff.

(i) No claim shall be brought under Section 15(a) hereof unless the INDEMNIFIED PERSONS, or any of them, at any time prior to the applicable SURVIVAL

DATE, give the INDEMNIFYING PERSONS (i) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (ii) written notice pursuant to Section 15(d) of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the INDEMNIFIED PERSONS, or any of them, shall have the right thereafter to commence legal proceedings (including subsequent to the SURVIVAL DATE) for the enforcement of their rights under Section 15(a).

(c) Limitations on Indemnification.

(i) Indemnity Limitations.

(A) Except in the case of actual fraud, INDEMNIFIED PERSONS shall not have the right to be indemnified for breaches of representations of INDEMNIFYING PERSONS in Section 13 and 14 of this Agreement unless and until the INDEMNIFIED PERSONS (or any of them) shall have incurred on a cumulative basis aggregate LOSSES in an amount exceeding $50,000, in which event the right to be indemnified shall apply to the first dollar of such LOSSES.

(B) The sum of all LOSSES pursuant to which indemnification is payable by the ATRICURE INDEMNIFYING PERSONS or by the COOPER INDEMNIFYING PERSONS for breaches of representations or warranties shall not exceed $2,000,000, except in the case of actual fraud.

(d) Notice and Defense of Third Party Claims.

The obligations and liabilities of an INDEMNIFYING PERSON with respect to LOSSES resulting from the assertion of liability by third parties (each, a “THIRD PARTY CLAIM”) shall be subject to the following terms and conditions:

(i) An INDEMNIFIED PERSON shall promptly give written notice to the INDEMNIFYING PERSONS of any THIRD PARTY CLAIM which a reasonable Person would likely conclude would give rise to any LOSSES of the INDEMNIFIED PERSONS which would be indemnifiable hereunder by the INDEMNIFYING PERSONS, stating the nature and basis of such THIRD PARTY CLAIM, and the amount thereof to the extent known; provided, however, that no delay on the part of the INDEMNIFIED PERSONS in notifying any INDEMNIFYING PERSONS shall relieve the INDEMNIFYING PERSONS from any liability or obligation hereunder unless (and then solely to the extent) the INDEMNIFYING PERSON is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such THIRD PARTY CLAIM, including any summons, complaint or other pleading which may have been served, any written demand or any other related document or instrument.

(ii) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim (i.e., that they shall be liable for any Losses, arising out of such Third Party Claim), then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, or, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

(iii) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 15(d)(ii) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof and the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 15(d)(ii), or are otherwise restricted from so assuming by the proviso to Section 15(d)(ii), the Indemnified Persons may defend the Third Party claim and seek indemnity from the Indemnifying Persons for Litigation Expenses incurred in connection with such defense.

(iv) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any such claim without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnifying Persons (A) submit to the Indemnified Persons a settlement agreement which provides for a settlement of the Third Party Claim by the payment of money only (the amount thereof being the “Settlement Amount”) and for an unconditional release of the Indemnified Persons from all matters relating to such Third Party Claim by all claimants, (B) demonstrate, to the reasonable satisfaction of the Indemnified Persons, that all claimants are prepared to promptly execute and deliver such settlement agreement and (C) demonstrate, to the reasonable satisfaction of the Indemnified Persons, the ability of the Indemnifying Persons to pay the Settlement Amount as provided in the settlement agreement and (D) the Indemnified Persons shall not consent to such settlement within twenty (20) days after receipt of written notice thereof, any Losses incurred by the Indemnified Persons after such twentieth day which are in excess of the Settlement Amount shall be at the sole expense of the Indemnified Persons.

(e) Survival of Representation and Warranties.

(i) The representations and warranties of Cooper and AtriCure contained in this Agreement shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date.

(ii) For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the “SURVIVAL DATE”.

(f) Exclusive Remedy.

Except in the case of actual fraud, and except for any equitable relief which may be sought in connection with the NON-COMPETITION AGREEMENT and Section 17 hereof, the rights and obligations provided for in this Section 15 shall be the sole and exclusive remedies of the Indemnified Persons with respect to any matter in any way relating to this Agreement or otherwise relating to the transactions contemplated hereby or arising in connection herewith.

Section 16. Taking of Necessary Action; Further Assurances.

Subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate the SALE. In addition, Cooper shall cooperate, in a commercially reasonable manner in connection with Atricure’s efforts, subsequent to the Closing, to obtain licenses, registrations and approvals necessary for Atricure to manufacture, market and/or sell the Products. Cooper’s cooperation shall include sending a letter to the FDA notifying the FDA of the Sale, the form and substance of such letter having been agreed upon by the parties.

Section 17. Confidentiality.

(a) The relationship of the parties under this Agreement may involve the disclosure or delivery of their respective CONFIDENTIAL INFORMATION. The terms of this Agreement will govern the release and protection of any such CONFIDENTIAL INFORMATION. In this Section, the party (including its Affiliates, directors, officers, employees and advisors) disclosing or making confidential information available is called the “DISCLOSING PARTY” and the party (including its affiliates, directors, officers, employees and advisors) receiving or learning such information is called the “RECEIVING PARTY.”

(b) “CONFIDENTIAL INFORMATION” shall include any proprietary or nonpublic information identified by the DISCLOSING PARTY as such or which the RECEIVING PARTY knows, or has reason to know, is confidential, proprietary or non-public relating to the DISCLOSING PARTY’S customers, products, plans designs, concepts, ideas, research, development, know-how, costs, prices, finances, marketing plans, business opportunities, personnel and any other nonpublic technical or business information, including all specifications, plans, designs, drawings, concepts, ideas, research, development, know-how, analysis, studies and compilations ,or that of others which the DISCLOSING PARTY is obligated to maintain in confidence, whether such information is disclosed or made available orally, visually or in writing (including any proprietary or non-public information, meeting the above description, which is acquired by Atricure from Cooper under Section 2 of this Agreement). “CONFIDENTIAL INFORMATION” also shall include all notes, analyses, compilations, studies, interpretations or other documents prepared by the RECEIVING PARTY or its REPRESENTATIVES which contain, reflect or are based upon, in whole or in part, the confidential, proprietary or nonpublic information of the DISCLOSING PARTY. CONFIDENTIAL INFORMATION does not, however, include information that: (1) is now, or subsequently becomes generally available to the public through no fault or breach on the part of the RECEIVING PARTY; (2) the RECEIVING PARTY can demonstrate to have had rightfully in its possession without an obligation of confidentiality prior to disclosure to the RECEIVING PARTY hereunder; (3) is independently developed by the RECEIVING PARTY without the use of any CONFIDENTIAL INFORMATION and without breach of this Agreement, as evidenced by written documentation; (4) the RECEIVING PARTY rightfully obtains from a third party who has the right to transfer or disclose it and who provides it without a confidentiality obligation; or (5) is available to the RECEIVING PARTY by lawful analysis of commercially available products; provided, however, that Section 17(b)(2) and (3) shall not apply to CONFIDENTIAL INFORMATION, if any, acquired by Atricure under Section 2.

(c) The RECEIVING PARTY: (a) acknowledges the proprietary and nonpublic nature of CONFIDENTIAL INFORMATION and will hold the same in confidence; (b) will take all reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of CONFIDENTIAL INFORMATION; (c) will not copy, disclose, publish, or disseminate CONFIDENTIAL INFORMATION to anyone other than those of its REPRESENTATIVES who need to know such information to further relationships of the parties under this Agreement, and (d) will not use CONFIDENTIAL INFORMATION for its own or any third Person’s benefit, and will only use it to further the relationships of the parties under this Agreement. CONFIDENTIAL INFORMATION may be disclosed by the RECEIVING PARTY if required by Law, including Federal Securities Laws, or by a securities exchange or agency to which the RECEIVING PARTY is subject. If the RECEIVING PARTY believes that it may be required by Law, or receives notice of an order by any judicial or other governmental entity that it is required, to disclose CONFIDENTIAL INFORMATION, it will promptly give the DISCLOSING PARTY notice of such requirement to enable it to contest such requirement or order. Cooper acknowledges that Atricure will file this Agreement with the Securities and Exchange Commission as an exhibit to a Form 8-K.

(d) Except as otherwise provided in this Agreement, all information is provided by the Disclosing Party “AS IS” and without any warranties regarding its completeness, performance, accuracy or non-infringement of third party rights.

(e) The parties hereby acknowledge that unauthorized disclosure, or use of CONFIDENTIAL INFORMATION would cause irreparable harm and significant injury to the DISCLOSING PARTY which would be difficult to ascertain and that the DISCLOSING PARTY will have the right to seek and obtain immediate injunctive relief to enforce obligations under this Agreement without any requirement to post a bond or other security, in addition to and not in lieu of any other rights and remedies it may have.

(f) During the MANUFACTURING TERM and for one year thereafter, the RECEIVING PARTY will return to the DISCLOSING PARTY promptly upon request, all CONFIDENTIAL INFORMATION or derivatives thereof in any form or format, whether supplied or made available by the DISCLOSING PARTY or derived by the RECEIVING PARTY from CONFIDENTIAL INFORMATION.

Section 18. Complaints and Recalls.

(a) Each party hereto shall maintain complete and accurate records, in accordance with the requirements of applicable Law, of all PRODUCTS manufactured or sold by it (each such product being hereinafter referred to as a “COVERED PRODUCT”). If either party receives a complaint, oral or written, regarding any COVERED PRODUCT, it will notify the other party, in writing and in reasonable detail within the appropriate timeframe designated by applicable legal requirements, and the parties shall cooperate in good faith with each other with respect to such matter.

(b) If AtriCure desires to undertake a recall of any COVERED PRODUCT, it shall promptly notify Cooper. Cooper shall cooperate in good faith with AtriCure as to the initiation and conduct of any recall of any COVERED PRODUCT, including communications with any purchasers or users thereof and with applicable regulatory authorities.

Section 19. Notices.

All notices, amendments, waivers, or other communications pursuant to this agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by e-mail, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Cooper, to:

CooperSurgical, Inc.

95 Corporate Drive

Trumbull, Connecticut 06611

Attention: Nicholas Pichotta, CEO

Telephone: 203-601-5200

Facsimile: 203-601-1008

E-mail: jennifer.kropitis@coopersurgical.com

                    and

nicholas.pichotta@coopersurgical.com

with copies to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

Attention: David I. Karabell, Esq.

Telephone: 212-732-3200

Facsimile: 212-732-3232

E-mail: karabell@clm.com

(b)	if to AtriCure, to:

AtriCure, Inc.

6033 Schumacher Park Drive

West Chester, OH 45069

Attention: David J. Drachman, President

Telephone: 513-755-4100

Facsimile: 513-755-4108

E-mail: ddrachman@atricure.com

with a copies to:

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177

Attention: Theodore Polin, Esq.

Telephone: 212-351-4522

Facsimile: 212-878-8616

E-mail: tpolin@ebglaw.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

Section 20. Governing Law; Waiver of Jury Trial.

(a) All questions concerning the construction, interpretation and validity of this agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of the jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Laws of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily or necessarily apply.

(b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST

COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR REPUTABLE OVERNIGHT COURIER (SUCH AS FEDERAL EXPRESS), ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 19 HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES BY STATE AND FEDERAL COURTS OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS AGREEMENT. SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETE WHEN THE NOTICE CONTEMPLATED HEREBY IS DEEMED DELIVERED UNDER SECTION 19 HEREIN.

Section 21. Counterparts; Facsimile and Electronic Signatures.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures to this agreement shall be acceptable and binding.

Section 22. Successors and Assigns.

The terms and provisions of this agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

Section 23. Amendment, Waiver; Breach.

(a) This agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive in writing any obligation owed to it by another party under this agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 24. Construction.

Unless the context clearly requires otherwise, this agreement shall be construed in accordance with the following rules:

(a) The Section numbers and headings preceding text have been inserted for convenient reference only and shall not affect the meaning, construction or effect of this Agreement.

(b) References to Sections, Exhibits and Schedules are references to Sections of this Agreement and Exhibits and Schedules attached to this Agreement, respectively, which attached Exhibits and Schedules are hereby incorporated by reference and made a part of this Agreement.

(c) Words in the singular include the plural and words in the plural include the singular.

(d) The use in this Agreement of the term “including” means “including without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto” and other words of similar import refer to this Agreement as a whole, as it may from time to time be amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf as of the date first above written.

COOPERSURGICAL, INC.

By:	/s/ Nicholas J. Pichotta
Name:	Nicholas J. Pichotta
Title:	President and Chief Executive Officer

ATRICURE, INC.

By:	/s/ David J. Drachman
Name:	David J. Drachman
Title:	President and Chief Executive Officer

Attachments:

Annex 1 -	Definition of Terms

Schedule A -	Products

Schedule B -	Machinery and Equipment

Schedule C -	Inventory

Schedule D -	Assigned Warranties

Schedule E -	Transferable Approvals

Schedule F -	Not Included

Schedule G -	Console Delivery

Schedule H -	Probe Delivery

Exhibit 1 -	Promissory Note

Exhibit 2 -	Non-Competition Agreement

ANNEX I

CERTAIN DEFINITIONS

“Affiliate” means, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Assigned Warranty” has the meaning assigned thereto in Section 2(a)(vii).

“AtriCure Indemnified Persons” means AtriCure, its successors and assigns, and the respective officers and directors of each of the foregoing.

“AtriCure Indemnifying Persons” means AtriCure and its successors and assigns.

“AtriCure Losses” means any and all Losses sustained, suffered or incurred by any of the AtriCure Indemnified Persons arising from or in connection with any matter which is the subject of indemnification under Section 15(a)(i).

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Closing” means the closing of the sale of the PURCHASED ASSETS to AtriCure, and the transactions contemplated by this Agreement, which shall take place at the offices of Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York, on the date hereof (the “Closing Date”).

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cooper Indemnified Persons” means Cooper and its successors and assigns and the respective officers and directors of each of the foregoing.

“Cooper Indemnifying Persons” means Cooper and its successors and assigns.

“Cooper Losses” means any and all Losses sustained, suffered or incurred by any Cooper Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 15(a)(ii).

“Encumbrances” means any security interests, mortgages, deeds of trust, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, grants of power to confess judgment, conditional sales and title retention agreements (including any lease in the nature thereof) and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

“Enhanced Product Line” means collectively, (a) the Products and (b) any other nitrous oxide-based cryogenic consoles and other hardware and related probes intended for use solely in cardiac surgical procedures.

“Governmental Entity” means any Federal, state, local, foreign, political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.

“Indemnified Persons” means and includes the Cooper Indemnified Persons and/or the AtriCure Indemnified Persons, as the case may be.

“Indemnifying Persons” means and includes the Cooper Indemnifying Persons and/or the AtriCure Indemnifying Persons, as the case may be.

“Law” means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity, including the FDA’s then current Good Manufacturing Practices;

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Litigation Expense” means any expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against under Section 15 including court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals.

“Losses” means any and all losses, claims, shortages, damages, Liabilities, expenses (including Litigation Expenses), assessments, Tax deficiencies, Taxes (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Section 15, net of any amounts recovered (net of deductibles) by the Indemnified Persons under insurance policies with respect to such Losses.

“Manufacturing Term” means the period beginning on the date hereof and ending on the Manufacturing Termination Date.

“Manufacturing Termination Date” has the meaning given it in Section 10(c).

“Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator and guidelines issued by any Governmental Entity administering any environmental, health and safety laws.

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Permitted Encumbrances” means (i) Encumbrances for taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books; (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity including a Governmental Entity (or any department, agency or political subdivision thereof).

“Tax” or “Taxes” means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, environmental (including taxes under Code Section 59A), social security, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

Schedule A

PRODUCTS

•	CCS-200 Cardiovascular Cryosurgery Unit

•	CCS-200 Cardiovascular Probes:

•	CCS-200 Maze Linear Probe

•	CCS-200 15mm Diameter Flat Face, Curved Probe

•	CCS-200 25mm Diameter Cone Tip

•	CCS-200 3mm Diameter Flat Tip

•	CCS-200 6.4mm “J” Probe

•	CCS-200 5mm Angled Curved Tip

•	CCS-200 5mm Diameter Flat Face, Curved Probe

•	CCS-200 4mm Diameter Straight Trocar Probe

•	CCS-200 5mm Diameter Straight Trocar Probe

•	CCS-200 5mm Diameter Offset Flat Tip

•	CCS-200 15mm Diameter Offset Flat Tip

•	CCS-200 5mm x 20mm Tip

•	CCS-200 9mm Diameter x 30mm Long Freeze Tip

•	CCS-200 10mm Diameter Offset Cone Tip

•	CCS-200 10mm Diameter Offset Flat Tip

•	CCS-200 25mm Diameter Flat Face

Schedule B

Machinery and Equipment

Item	Description
1	Vise (Soft Jaw)
2	Special Tool “A”
3	Torque Wrench Fixture #40767 (used with spanner socket below)
4	Spanner Socket w/ 2 pins
5	Fixture # 40953
6	Hot Plates (3)
7	Stainless Steel Beakers (2)
8	Stainless Steel Pan
9	Cushioned Jaw Pliers
10	“Modified” Pliers
11	Bender with Shaping Wheel
12	Solderite, non asbestos welding plates
13	Oxy-Acetylene Micro Torch
14	Ultrasonic Tank #3 Oakite
15	Ultrasonic Tank # 2 Continuous Flow
16	Buffer with ScotchBrite Wheel (Red) & Rouge Wheel (green)
17	Sheet Metal Welding Fixture
18	Vent Hood Fixture w/ “Electroclean” Tank, Water Spray-Off Tank, Acid Tank, Gold Plate Tank
19	Heat Gun
20	Calipers
21	Fixture #40170 (to check flow - reference only)
22	Meter DVM
23	Stencil Machine (Mark 300)
24	Double Door Oven (#4) (located in Cleanroom)
25	Powder Bin
26	Filter Installation Press
27	Wire Welder - ID ME00016
28	Induction Brazer
29	Pressure Test Chamber # 503
30	Tig Welder
31	Flow Gauge # 326
32	Fixture # 41010 (Cardio)
33	Fixture # 40782
34	Line Crimping Arbor Press (w/ Fixture # 30934-1 & 30934-2)

Schedule C

Inventory

Cooper is to deliver to AtriCure within two weeks of Closing the following finished goods inventory:

4 Consoles and the following Probes:

		Number of Probes to Be Delivered
P3004	25mm Flat Face probe	6

P3005	5 mm Flat Face, Curved Probe	1

P3010	6.4mm “J” Probe	2

P3011	Maze Linear Probe	2

P3014	5mm x 20mm Angled Probe	12

P3015	15mm Curved Probe	8

P3016	15mm Offset Flat Tip	4

The balance of Schedule C follows:

Part#	Description	Qty.
3050	CCS-200 CONSOLE	0
3031	22GA THERM RED	1
3032	22GA THERM YELLOW	1
3039	22GA THERM NEEDLE RED	20
3041	22 Ga TC Yellow	20
10026	6/32 HEX NUT CAD PLAT-	180
10027	10/32 X 3/8 BINDING HA	40
10032	HEX NUT SS 10-32 -	160
10241	5/16 INTERNAL TOOTH L-	80
10260	MS FLHD SS 4-40 X 3/8	80
10260	MS FLHD SS 4-40 X 3/8-	80
10313	9 VOLT,ALKALINE BATTE-	80
10424	#10 SS SPLIT LOCK WAS-	160
10425	1/2-13 HEX JAM NUT SS-	40
10536	STOP NUT SELF LOCKING	260
10665	WASHER, FLAT, CRS. A	40
10914	LOCK WASHER INTERNAL C	40
10924	O RING NEOPRENE 70 DUA	20
10924	O RING NEOPRENE 70 DUA	40
10948	WASHER .875 X .505 NICKLE	581
10978	HAND TIGHT NUT #613-2-	40
10992	HEX CAP SCREW 1/2-13 -	40
20021	TUBG-COPPER 1/4 X .03	379
20022	TUBG-COPPER 1/8 X 1/1-	146
20305	O-RING VITON PARKER S-	40
20308	O-RING PARKER SIZE 2-	40
20310	FILTER 20 MICRONS .25-	20
20320	O-RING POLYURETHANE C	40
20332	CONNECTOR-FEMALE BULKA	20
20337	ELBOW MALE 1/8 TUBE T-	120
20339	ELBOW FEMALE 4-4DTX-SA	40
20340	Pressure Gauge 1000PSB	40
20340	Pressure Gauge 1000PSB	40
20340	Pressure Gauge 1000PSB	20
20349	REDUCER 1/4 X 1/8 NPT-	20
20349	REDUCER 1/4 X 1/8 NPT-	40
20403	SCREW CROSS RECESS STA	40
20412	SPLIT LOCKWASHER 1/2”A	40
20434	UNION FITTING PARKER -	40
20439	O-RING BUNA N #2-016-C	80
20440	O RING BUNA N #2-012-N674	40
20440	O RING BUNA N #2-012--	40
20441	NUT HEX 11/16-24 X 3/16	40
20445	LOCK O SEAL WASHER #8-	40

20503	DECORATIVE TRIM 1/2 X-	213
20507	MALE BRANCH TEE #2SBI2B	8
20507	MALE BRANCH TEE #2SBI-	40
20507	MALE BRANCH TEE #2SBI-	20
20510	GAUGE DECAL-VENDOR TOB	20
20598	female Elbow	168
21094	LOCKNUT 1/4” STEEL CA-	20
21108	WASHER FLAT SS 1 1/4	40
21210	SCREW SET 8-32 X 3/16-	40
21389	SCREW 6-32 X 1/4 BUTT-	40
21461	SING CONDUC WIRE 22 A-	40
21461	SING CONDUC WIRE 22 A-	40
21462	WIRE AWG 22 STRND OFH-	120
21702	TBG VINYL PVC CLEAR 3B	400
21710	SCINTERED FILTER 65 MICRO	20
21711	FML PIPE CROSS 1/4 BRASS	66
21719	GAS PURIFR SHELL(HOUS-	20
21720	REPLCABLE(FILTER)CARTB	20
21836	NIPPLE 3/32 THICK CHRC	40
21837	TIP REPLACEMENT NIPPL-	40
21846	FINE METERING VALVE NU	140
21847	VERNIER HANDL BLACK NYLON	148
21851	BULKHEAD ADAPTER EASTMAN	20
21854	ML CONN 1/4 MNPT X 1/4 OD	91
21866	SHRINK TUBE 3/64 BLAC	8.5
21910	CASTER W/BRAKES 3 INCC	80
21912	RECTNGLR INSERT 1 1/2	80
21922	BALL VALVE 3 WAY WHITA	40
22027	BALL VALVE WHITEY #B-43F2	101
22028	MALE ELBOW #4-CBI2-B	122
22029	MALE RUN TEE BRASS PARKER	114
22036	ELBOW FEMALE 1/4 FNPT X	212
22037	CHECK VALVE NUPRO B-4C2-	104
22038	END CAP FOR 2 1/8 COPPER	40
22039	FITTING ADAPTER	133
22040	TBG COPPER 2 ID X 1/16	15
22041	BRONZE WOOL FINE MCMASTER	2
22042	ELBOW MALE 1/4 MNPT X 1/4	257
22043	BALL VALVE 3 WAY	104
22046	WIRE 24 AWG YELLOW	375
22047	WIRE 24 AWG BLACK	561
22048	WIRE 24 AWG RED	761
22049	WIRE 24 AWG RED/WHITE	331
22050	WIRE 24 AWG YELLOW/WHITE	382
22051	WIRE 24 AWG ORANGE	525
22052	WIRE 24 AWG ORANGE/WHITE	819
22053	WIRE 24 AWG GREY/WHITE	841
22054	WIRE 24 AWG GREEN/WHITE	282

22055	WIRE 24 AWG BLACK/WHITE	1033
22056	WIRE 24 AWG BROWN/WHITE	431
22057	NEEDLE 19GA HYPODERMIC	247
22058	SCRW 8-32 X 1/4 LONG BUTT	1484
22059	VALVE KNOB,RED WHITEY BZ-	93
22062	COUPLING 1/8 FNPT X 1/8	40
22063	FML BRANCH TEE 1/8 FNPT X	157
22064	HOSE CLAMP (MUFFLER)	124
22065	PANEL ADAPTER CLIP PLATED	40
22066	RESISTOR 510 OHM 1/4 WATT	329
22067	LED MTG CLIP T-1 3/4 SOLI	858
22068	LED,YELLOW SOLICO	64
22069	LED,RED SOLICO #SOLR-322/	66
22070	MINI PANEL JACK YLW #EI 1	40
22071	MIN PANEL JACK RED #EI 17	119
22072	SWITCH TOGGLE ON/OFF	20
22073	SWITCH TOGGLE ON/NONE/ON	82
22074	TIMER WESTBEND CATALOG #	130
22075	STREET TEE 1/4 PARKER	76
22076	MALE BRANCH TEE 1/8 MNPT	40
22077	37* SWVL TO 1/4 MNPT SLVR	69
22078	SCREW 10-32 X 3/8 BUTTON	448
22087	BATTERY HOLDER DUAL 9V	40
22137	CONNECTOR WIRE VINYLU	80
22608	NYLON BUSHING	231
22648	DELRIN ROD 1\4 INCH	7
23504	1-64X1/4 FIL. HD. SCREW	840
30407	SPRING SOCKET FABRICAC	40
30413	ACTUATOR PLUG MFG P/PC	40
30684	SPRING HOUSING MFG P/B	40
30685	SOCKET END MFG P/PRINF	40
30686	SPRING GUIDE MFG P/PRA	40
30687	RETAINING SCRW NATL DA	40
30688	SOCKET PROBE MFG P/PRE	40
31442	QUICK DISCONNECT MFG C	40
32149	BELT ASSY-BLACK NYL #C	40
32910	BARB CONNECTOR PLATED	20
33106	NON-SLIP MAT -	20
33529	MALE BRANCH T MODIFIED	32
33530	GAUGE DECAL	40
33538	CAUTION LABEL-CARRIER	410
33843	IDENTIFICATION PLATE,C	20
33843	IDENTIFICATION PLATE,C	20
34031	DIGITAL TEMP METER CRF	60
34034	SPACER A	240
34113	METER MOUNTING BRACKET	114
34135	PLEXIGLAS WINDOW/ADPT. CC	278
35372	CCS-200 OPERATION MANUAL	32

35638	WARRANTY CARD-GREEN -	20
35771	FRIGATRONICS LABEL -	40
35970	BATTERY CABLE FOR CCS200	60
52337	MUFFLER ASSY	20
53130	SHIPPING SYSTEM,CCS20-	20
10015-1	WALDEN CONN.22-16 WIR-	40
10107-1	NYLON TIE WRAPS T & BA	260
10379-2	HEX NUT 5/16-18 -	80
20370-3	PRESSURE HOSE SYNFLEXB	40
33104-202	BOTTLE BRACKET PAINTEB	40
33105-202	BOTTOM TRAY PAINTED B	20
33531-202	BRKT HARNESS STAB-PNT	57
33532-202	ENCLOSURE COVER PLATE PN	65
33535-202	TIMER MOUNTING BRACKET FA	16
33536-202	SHROUD-PAINTED	54
33539-202	LEG DUAL CYL CART	74
52344-303	CCS-200 ENCLOSURE SILK-	71

Part#	Description	QTY.
3003	3MM FLAT CARDIAC PROBE	13
3004	25MM FLAT CERVIX PROBE	8
3005	5MM CURVED PROBE	1
3007	4MM TROCAR PROBE	4
3008	5MM TROCAR*DISCONTINUED*	1
3009	5MM OFFSET FLAT TIP	1
3010	5mm J Probe	14
3011	MAZE PROCEDURE LINEAR PRB	12
3012	25MM CONE CARDIAC PROBE	0
3014	5mm x 20mm Angled Probe	17
3015	15MM CURVED PROBE	7
3016	15MM OFFSET FLAT TIP	9
3017	8-10MM/30MM CARDIAC PRB	4
3018	10MM OFFSET FLAT TIP	1
10889	SILICONE TUBING 1/2 OD X	0.42
10945	HEX NUT 4-48 UNF 2B B-	40
20224	LIGHTWEIGHT NATURAL	201.54
20302	O-RING VITON 75 DUROM-	80
20446	FILTER 50 MICRON .125A	40
20475	CASE W/INSERT LRG BLACK	217
20485	COMPRESSION SPRING LE-	40
20568	WIRE 30GA SOLID COPPE-	40
20603	HOSE BLACK NYLON 1/8 B	340
20784	WIRE CPPR CONSTANTAN -	40
20811	SHRINK TUBING WHITE S-	40
20896	TBG N2 NYLON .187 OD -	320
21461	SING CONDUC WIRE 22 A-	340

21462	WIRE AWG 22 STRND OFH-	340
21885	TBG SILIC WHITE .300 ID X	320
21885	TBG SILIC WHITE .300 B	52
21885	TBG SILIC WHITE .300 B	48
21903	TBG SS T304 .109 OD XC	7.968
22022	TBG SILIC 1/4 OD X 3/16	100
22938	HEAT SHRINK TUBING .141ID	340
22938	HEAT SHRINK TUBING .1-	340
30680	INSULATOR PLUG MFG P/B	40
30682	PAWL PLUG RELEASE FABF	40
30683	CENTRAL TUBE INSUL MFG	40
30691	PLUG VALVE NOSE MFG PA	40
30692	PAWL NUT FABRICATE P/C	40
32267	HEMOR TIP MPP 32267LR AS	37
33140	SUPPORT COLLAR	48
33141	EXHAUST LINE COLLAR	153
33142	DELIVERY LINE COLLAR	106
33143	CONNECTOR ADAPTER MFG PER	40
33144	DELIVER TUBE 5MM TROCAR	15
33145	DELIVERY TUBE 5MM PROBE	8
33146	DELIVERY TUBE 15MM PROBE	39
33148	INSULATOR TUBE 5MM	33
33149	TUBE INSULATOR 15MM PROBE	81
33150	ADAPTER SCREW BOILER	130
33151	ADAPTER SUPPORT	173
33152	PROBE SUPPORT	198
33153	5MM PIERCE TIP	13
33154	5MM BOILER TIP	18
33155	15MM BOILER TIP	25
33159	CONNECTOR PLUG MALE	173
33160	CONN ADPTR EXHST PLUG	145
33161	CENTRAL SHAFT	47
33162	DEL LINE ADAPTER	276
33163	CONNECTOR ADAPTER	265
33166	SHAFT Y CONN.	220
33167	EXTENSION Y CONN	545
33168	RETAINING SPRING	60
33171	SUPPORT TUBE	137
33416	SILICONE TUBING	48
33426	EXHAUST TUBE	8
33446	DELIVERY TUBE	6
33447	TUBE INSULATOR	16
33448	EXHAUST TUBE	14
33449	BODY	25
33450	15 MM OFFSET FLAT TIP	31
33452	10MM OFFSET CONE TIP	16
33453	10MM OFFSET FLAT TIP	23
33454	INSULATING CAP	27

33637	BOILER TIP 3MM PEDIATRIC	86
33642	BOILER ADAPTER SCREW FAB	44
33643	DELIVERY TUBE	79
33649	DELIVERY TUBE	45
33671	3014 Cardiac Boiler Tip	18
33672	DELIVERY TUBE-3014	180
33673	Cardiac Boiler Tube	19
35347	DELIVERY TUBE	18
35420	DELIVERY TUBE	4
35422	5mm x 1.00 BOILER TIP	118
35638	WARRANTY CARD-GREEN -	40
52068	FILTER ASSY	34
52068	FILTER ASSY -	40
52071	PROBE SUPPORT ASSY WELD	28
52072	FREEZE TIP & EXHAUST HOSE	10
52080	FREZE TIP & EXHAUST ASSY	1
52081	FREEZE TIP & EXHAUST ASSY	9
52082	FREEZE TIP & EXHAUST ASSY	2
52083	DEL & EXHAUST LINE ASSY	4
52088	PROBE SUPPORT REAR	4
52089	FREEZE TIP & EXHAUST ASSY	1
52235	BOILER TIP ASSY 8-10MM	47
52239	FRZE TIP & EXHAUST ASSY	1
52267	FRZ TIP EXH & SUP ASY 15	3
52449	FREEZE TIP & EXHST TUBE	1
52475	BOILER TIP ASSY	44
52477	FLT CRVX BOILER TIP & EXH	3
52478	BOILER TIP ASSY WELD PER	23
52481	BOILER TIP ASSY	9
52483	BOILER TIP & EXHAUST	10
52507	5MM + 20MM BOILER TIP	30
53270	BOILER TIP & EXHAUST ASSY	2
53272	BOILER TIP ASSY	50
30411-102	SPRING PLUG-FAB MFG PG	160
30411-102	SPRING PLUG-FAB MFG PG	13.332
31168-102	DEL TUBE-FAB MFG P/PRINT	171
33225-202	EXHAUST LINE CONN PLTA	40
33226-102	DEL LINE CONN FAB	534
33226-202	DEL LINE CONN PLTD	176
33231-202	NOSE SECONDARY MACHINING	49
50421-202	MALE CONN ASY-PLATED G	40
52070-202	Y CONNECTOR PLATE P/PRINT	163
52074-202	15MM BOILER TIP MACHINED	10
52090-202	FRZE TIP & EXHAUST MACH	14
X1223-2	Cardiac Boiler Tip	62
X1223-3	5MM + 20MM BOILER TIP	10
X1223-5	ADAPTER SCREW BOILER	18
X1223-7	BOILER TIP & EXHAUST SUB-	9
X1370-3	BOILER TIP/EXH.	1
X1374-3	BOILER TIP ASSY.	1
X1413-4	DELIVERY TUBE	2
X1447-3	BOILER TIP & EXHAUST ASSY	1
X1474-2	3x20mm CARDIAC PROBE	1

Schedule D

Assigned Warranties

None listed, but to the extent assignable will be assigned.

Schedule E

Transferable Approvals

None

Schedule G

Console Delivery

Console Type	Number of Consoles	Delivery Date*
CCS-200	5	September 1, 2007
CCS-200	8	October 1, 2007
CCS-200	5	November 1, 2007
CCS-200	5	December 1, 2007

*	Within 5 days of the date indicated

Schedule H

Probe Delivery

Probe Type	Number of Probes	Delivery Date[1]
3011	10	September 1, 2007
3011	10	October 1, 2007
3011	10	November 1, 2007
3011	10	December 1, 2007

[1]	Within 5 days of the date indicated

Exhibit 1

Promissory Note

PROMISSORY NOTE

PROMISSORY NOTE (“Note”), dated as of August 7, 2007, from AtriCure, Inc., a Delaware corporation, (“Maker”) to CooperSurgical, Inc., a Delaware corporation (“Holder”)

New York, New York

$417,292

This Note is delivered pursuant to a Bill of Sale and Assignment Agreement, dated as of the date hereof, between Maker and Holder (the “Bill of Sale”).

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Bill of Sale.

2. Promise to Pay. For value received, Maker promises to pay to the order of the Holder, on the third Business Day following the Manufacturing Termination Date (such third Business Day being the “Maturity Date”) the principal sum of Four Hundred and Seventeen Thousand Two Hundred and Ninety Two and 00/100 ($417,292) Dollars (the “Principal”) plus interest as provided below. In the event that Maker shall default under this Note, Maker shall also pay to Holder any and all fees and costs (including without limitation, reasonable attorneys’ fees and disbursements whether for internal or outside counsel) the Holder incurs, after default, in order to collect any amount due under this Note (“Expenses”).

3. Interest.

(a) The unpaid Principal balance of this Note shall bear interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date of this Note to the date all amounts hereunder are paid in full at an annual rate of 5% compounded annually.

(b) In no event shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under the law of the State of New York. In the event that Holder, through inadvertence or otherwise, has received payments hereunder characterized as interest which, if so treated, would result in interest charges in excess of the highest rate permitted under applicable law, such payments, to the extent they result in such excess, shall be deemed to have been payments on account of the principal of this Note.

4. Default Rate. If Maker fails to pay when due any amount under this Note, such amount shall bear interest at the rate of twelve (12%) percent per annum on the amount overdue until such amount is paid in full.

5. Repayment. Maker shall pay all amounts hereunder in immediately available United States funds. Interest will continue to accrue until payment is actually received. Payments may be applied in any order in the sole discretion of the Holder but prior to default shall be applied first to past due interest, then Expenses, then to current interest, and last to principal.

6. Prepayment. Maker may prepay this Note in whole only (and not in part) with interest to the date of prepayment at any time upon two (2) business days’ written notice to the Holder.

7. Governing Law, Etc.

(a) All questions concerning the construction, interpretation and validity of this Note shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Note, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE MAKER AND HOLDER DESIRE THAT DISPUTES UNDER THIS NOTE BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE MAKER HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE, THE MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE. THE MAKER PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) THE MAKER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR REPUTABLE OVERNIGHT COURIER (SUCH AS FEDERAL EXPRESS), ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 9 HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES BY THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN

CONNECTION WITH THIS NOTE OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS NOTE. SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETE WHEN THE NOTICE CONTEMPLATED HEREBY IS DEEMED DELIVERED UNDER SECTION 9 HEREIN.

8. Successors and Assigns. The terms of this Note apply to, inure to the benefit of the Holder and its successors and assigns, and binds the Maker and its successors and assigns.

9. Notices. Any notice or other communication required or permitted to be delivered to any party under this Note shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a Business Day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a Business Day, on the next succeeding Business Day:

(A) if to Cooper, to:

CooperSurgical, Inc.
95 Corporate Drive
Trumbull, Connecticut 06611
Attention: Nicholas Pichotta, CEO
Telephone: 203-601-5200
Facsimile: 203-601-1008
E-mail: jennifer.kropitis@coopersurgical.com and nicholas.pichotta@coopersurgical.com with copies to:

Carter Ledyard & Milburn LLP
2 Wall Street New York, New York 10005-2072 Attention: David I. Karabell, Esq.
Telephone: 212-732-3200
Facsimile: 212-732-3232
E-mail: karabell@clm.com

(B) if to AtriCure, to:

AtriCure, Inc.
6033 Schumacher Park Drive
West Chester, OH 45069
Attention: David J. Drachman, President
Telephone: 513-755-4100
Facsimile: E-mail: ddrachman@atricure.com

with a copies to:
Epstein Becker & Green, P.C. 250 Park Avenue New York, New York 10177
Attention: Theodore Polin, Esq. Telephone: 212-351-4522
Facsimile: 212-878-8616
E-mail: tpolin@ebglaw.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

10. Headings. The captions set forth in this Note are for convenience only and shall not be considered as part of this Note or as in any way limiting or amplifying the terms and provisions hereof.

11. Miscellaneous. Each provision of this Note shall survive until all amounts due are paid to the Holder’s satisfaction, shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of the Note shall remain in effect. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

[Signature page follows]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Name:	Julie A. Piton
Title:	Vice- President and Chief Financial Officer

Exhibit 2

Non-Competition Agreement

NONCOMPETITION AGREEMENT dated as of August 7, 2007 between COOPERSURGICAL, INC., a Delaware corporation (“Cooper”) and ATRICURE, INC., a Delaware corporation (“AtriCure”).

Reference is made to the Bill of Sale and Assignment Agreement, dated as of the date of this Agreement (the “Bill of Sale”), between Cooper and AtriCure. Pursuant to the Bill of Sale, AtriCure is acquiring the Frigitronics® CCS-200 product line for use in cardiovascular cryosurgery (the “Product Line”). Cooper is retaining several related, but distinct, product lines. A portion of the purchase price under the Bill of Sale is evidenced by the promissory note of AtriCure in the amount of $417,292 payable to Cooper (the “Note”). This Agreement is being entered into pursuant to the Bill of Sale.

In consideration of AtriCure purchasing the Purchased Assets under the Bill of Sale and in order to prevent Cooper from being economically harmed by a loss of the goodwill associated with its ophthalmic cryosurgery products and gynecological cryosurgery products (“Cooper Products”), and to prevent AtriCure from being economically harmed by a loss of goodwill associated with the Product Line, the parties hereto have agreed not to compete with each other or their respective Affiliates under the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the good and valuable consideration which the parties hereto acknowledge, the parties hereto hereby agree as follows:

Section 1. Certain Defined Terms.

(a) Capitalized terms used but not otherwise defined herein have the meanings set forth in the Bill of Sale.

(b) The term “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

(c) The term “Business Group” means, in the case of Cooper, Cooper and its Affiliates, and in the case of AtriCure, AtriCure and its Affiliates.

Section 2. Non-competition and Non-solicitation.

(a) Except as otherwise provided in the Bill of Sale, during the Cooper Non-Compete Period, Cooper shall not directly or indirectly through another Person, including an Affiliate or by way of an ownership interest in another Person exceeding 10% of all ownership interests in such Person, or as a partner or joint venturer, sell, distribute, manufacture, advertise or promote (or assist any Person engaging in any of the foregoing) cryosurgical products intended for use in cardiovascular cryosurgery within any Restricted Territory (as defined below)

(b) During the AtriCure Non-Compete Period, AtriCure shall not directly or indirectly through another Person, including an Affiliate or by way of an ownership interest in another Person exceeding 10% of all ownership interests in such Person, or as a partner or joint venturer, sell, distribute, manufacture, advertise or promote (or assist any Person including any of the foregoing) cryosurgical products intended for ophthalmic or gynecological cryosurgery within any Restricted Territory (as defined below).

(c) As used in this Agreement, the term “Restricted Territory” means the entire world.

(d) As used in this Agreement, (i) the term “AtriCure Non-Compete Period” means the period beginning on the date of this Agreement and ending on the eighth anniversary of the date of this Agreement and (ii) the term “Cooper Non-Compete Period” means the period beginning on the date of this Agreement and ending on the earlier of (A) the date that AtriCure fails to pay Cooper when due amounts due to be paid under the Note and (B) the eighth anniversary of the date of this Agreement.

(e) During the period beginning on the date of this Agreement and ending on the second anniversary of the date of this Agreement, no party hereto shall directly, or indirectly through another Person, (i) solicit any employee of the other party hereto or its Business Group to leave the employ of such party or any of its Business Group, or in any way interfere with the relationship between the party or any of its Business Group, on the one hand, and any employee thereof, on the other hand; provided, however, that the general solicitation of third parties through the use of means generally available to the public, including the placement of advertisements in the newspaper, shall not be deemed to violate this clause (i) or (ii) hire any individual who was an employee of such party until two (2) months after such individual’s employment relationship with that party or any of its Business Group has terminated.

(f) During the period beginning on the date of this Agreement and ending on the second anniversary of the date of this Agreement, no party hereto shall, directly, or indirectly through another Person, induce or attempt to induce any customer, supplier, consultant, licensee or other business relation of the other party or any of its Business Group to cease doing business with the other party or any of its Business Group, or in any way interfere with the relationship between any such customer, supplier, consultant, licensee or business relation, on the one hand, and the other party or any of its Business Group, on the other hand.

Section 3. Representations and Warranties.

(a) Cooper hereby represents and warrants to AtriCure that (i) Cooper has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of Cooper, and (iii) upon the execution and delivery of this Agreement by Cooper and AtriCure, this Agreement will be a valid and binding obligation of Cooper.

(b) AtriCure hereby represents and warrants to Cooper that (i) AtriCure has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of AtriCure, and (iii) upon the execution and delivery of this Agreement by Cooper and AtriCure, this Agreement will be a valid and binding obligation of AtriCure.

Section 4. Enforcement.

(a) Because the relationship between Cooper and AtriCure is unique, money damages, although recoverable, would not be a fully adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by a party to this Agreement, the other party hereto (the “Enforcing Party”) may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) in addition to other rights and remedies existing in its favor, including money damages such as requiring the other party hereto to account for and pay over to the Enforcing Party all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained herein.

(b) The prevailing party in any legal action arising out of or relating to this Agreement shall be entitled to its reasonable attorneys’ fees and court costs.

Section 5. General Provisions.

(a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) Complete Agreement. This Noncompetition Agreement and the Bill of Sale together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction), that would cause the laws of any jurisdiction other than the state of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(e) Waiver of Jury Trial.

(i) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(ii) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR REPUTABLE OVERNIGHT COURIER (SUCH AS FEDERAL EXPRESS), ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 5(k) HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES BY THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS AGREEMENT. SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETE WHEN THE NOTICE CONTEMPLATED HEREBY IS DEEMED DELIVERED UNDER SECTION 5(k) HEREIN.

(f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the written consent of both parties hereto, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or electronic counterpart signatures to this Agreement shall be acceptable and binding.

(i) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the consummation of the transactions contemplated hereby and by the Bill of Sale.

(j) Construction.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(k) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a Business Day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a Business Day, on the next succeeding Business Day:

(A)	if to Cooper, to:

CooperSurgical, Inc.

95 Corporate Drive

Trumbull, Connecticut 06611

Attention: Nicholas Pichotta, CEO

Telephone: 203-601-5200

Facsimile: 203-601-1008

E-mail: jennifer.kropitis@coopersurgical.com

                    and

nicholas.pichotta@coopersurgical.com

with copies to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

Attention: David I. Karabell, Esq.

Telephone: 212-732-3200

Facsimile: 212-732-3232

E-mail: karabell@clm.com

(B)	if to AtriCure, to:

AtriCure, Inc.

6033 Schumacher Park Drive

West Chester, OH 45069

Attention: David J. Drachman

Telephone: 513-755-4100

Facsimile:

E-mail: ddrachman@atricure.com

with a copies to:

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177

Attention: Theodore Polin, Esq.

Telephone: 212-351-4522

Facsimile: 212-878-8616

E-mail: tpolin@ebglaw.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Noncompetition Agreement as of the date first written above.

COOPERSURGICAL, INC.

By:	/s/ Nicholas J. Pichotta
Name:	Nicholas J. Pichotta
Title:	President and Chief Executive Officer

ATRICURE, INC.

By:	/s/ David J. Drachman
Name:	David J. Drachman
Title:	President and Chief Executive Officer